EXHIBIT 23.1

Shoshone Silver Mining Company
Coeur d’Alene, Idaho

CONSENT FROM INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report included in this Form 10-KSB/A, into the Company’s previously filed Registration Statements, File No.000-31184.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
November 30, 2007